Exhibit 23

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
TrustCo Bank Corp NY:

We consent to incorporation by reference in the registration statements, Form S-8 (No. 33-43153), Form S-8 (No. 33-67176), Form S-8 (No. 333-78811),
Form S-8 (No. 333-115689), Form S-8 (No, 333-115674), and Form S-3 (No.
333-75035) of TrustCo Bank Corp NY and subsidiaries of our reports dated March 8, 2005, with respect to the consolidated statements of condition of TrustCo Bank Corp NY and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004 which reports appear in the December 31, 2004 Annual Report on Form 10-K of TrustCo Bank Corp NY.


                                                 /s/ KPMG LLP




Albany, New York
March 15, 2005